                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Pitt-Des Moines, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

[LOGO OF PITT-DES MOINES, INC.]


3400 Grand Avenue
Pittsburgh, Pennsylvania 15225

Dear Stockholder,

  You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, May 1, 1997, at 2:00 p.m. local time, in the Cafeteria Building adjacent to the Main Office, 3400 Grand Avenue, Pittsburgh, Pennsylvania.

  Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting and the Proxy Statement which follow. This year you are asked to elect directors and to ratify the appointment of auditors for the year ending December 31, 1997.

  It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your Proxy in the enclosed envelope as promptly as possible.

                                                   Sincerely,

                                           /s/    Wm. W. McKee
                                       -------------------------------------
                                                  Wm. W. McKee
                                       President and Chief Executive Officer

March 31, 1997

                             PITT-DES MOINES, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 1997

  The Annual Meeting of Stockholders of Pitt-Des Moines, Inc. ("Company") will be held on Thursday, May 1, 1997, at 2:00 p.m., in the Cafeteria Building adjacent to the Main Office, 3400 Grand Avenue, Pittsburgh, Pennsylvania, for the following purposes:

1. To elect four directors for a three-year term expiring in 2000.

2. To ratify the appointment of auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1997.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Holders of record of the Company's Common Stock at the close of business on March 10, 1997 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the meeting.

  ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT IN PERSON, ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                                 T. R. Lloyd
                                          General Counsel and Secretary

March 31, 1997
Pittsburgh, Pennsylvania

                             PITT-DES MOINES, INC.
                                 ------------
                                PROXY STATEMENT
                                MARCH 31, 1997
                                 ------------

  This proxy statement is being furnished to the stockholders of Pitt-Des Moines, Inc. ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 1, 1997 and any adjournment thereof (the "Annual Meeting"). The address of the principal executive offices of the Company is 3400 Grand Avenue, Pittsburgh, Pennsylvania 15225. This proxy statement and enclosed proxy are first being mailed to stockholders on or about March 31, 1997.

  Only holders of common stock, no par value ("Common Stock"), of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 2,322,001 shares of Common Stock. Each share of the Common Stock of the Company outstanding on March 10, 1997 is entitled to one vote at the Annual Meeting.

  Note that shares of Common Stock of record at the close of business on March 14, 1997 were split in a three for two ratio and that subsequently a dividend of $0.275 per share was declared after the effectiveness of the stock split. Accordingly, although the additional shares resulting from the stock split will be entitled to receive the dividend, such shares will not be entitled to vote at the Annual Meeting because they were not held of record on March 10, 1997.

  Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the four director nominees listed below and FOR the proposal to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 1997. As to any other business which may properly come before the Annual Meeting, they will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

                             ELECTION OF DIRECTORS

                                  PROPOSAL 1

  The Articles of Incorporation of the Company provide that all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors of at least six and not more than twelve directors, the exact number to be set from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at ten. The Board of Directors is classified in respect of the time for which directors shall severally hold office by dividing the number of directors into three classes which shall be nearly equal in number as possible.

  Four directors are to be elected at the Annual Meeting for a three-year term and until their successors are elected and shall have qualified. Each stockholder is entitled to one vote for each share held of record on March 10, 1997 and each share may be voted for each of four director positions to be filled. The four nominees receiving the highest number of votes cast will be elected. If any nominee becomes unavailable to serve as a director, an event which the Company has no reason to anticipate, the votes of the proxies will be cast for such other person or persons, if any, as may be nominated by the Board of Directors.

  UNLESS AUTHORITY IS WITHHELD, ALL PROXIES EXECUTED AND RETURNED WILL BE VOTED IN FAVOR OF THE FOLLOWING FOUR DIRECTOR NOMINEES.

BIOGRAPHIES

  The following biographical information has been furnished by the respective nominees and continuing directors.

NOMINEES TO BE ELECTED FOR DIRECTOR WHOSE TERMS EXPIRE IN 2000:

J. C. BATES, AGE 76.

Director since 1985; Chairman of the Compensation Committee.

  Retired Vice President of Allegheny International, Inc.; and formerly held various management positions with Alcoa including Executive Vice President, International Division and Executive Vice President, Alcoa Allied Products Group.

P. O. ELBERT, AGE 66.

Director since 1988; member of the Executive and Employee Benefits Committees.

  Chairman of the Board of the Company since 1990; formerly President of the Company since 1988 and President, PDM Structural Group since 1987. Mr. Elbert joined the Company in 1987. Prior to 1987, Mr. Elbert was Vice Chairman of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly President and Chief Executive Officer of Flint Steel Corporation since 1979; and formerly Group Vice President of Inryco, Inc., a subsidiary of Inland Steel Company, since 1969.

WM. W. MCKEE, AGE 58.

Director since 1988; member of the Executive Committee.

  President and Chief Executive Officer of the Company since 1990; formerly President, PDM Plate Group since May 1987 and formerly Executive Vice President of PDM Structural Group since April 1987. Mr. McKee joined the Company in 1987. Prior to 1987, Mr. McKee was Secretary of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly a consultant with McKee and Associates since 1983; formerly President of Hogan Manufacturing since 1980; and formerly President of Herrick Corporation since 1973.

J. W. ROBINSON, AGE 63.

Director since 1995; member of the Employee Benefits Committee.

  Currently Chairman of the Board of SMP Steel Corporation and Tar Heel Lift Trucks. Also, President and Chief Executive Officer of SMP Steel Corporation since 1993. Mr. Robinson is also a director of Russel Metals Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 1999:

R. W. DEAN, AGE 54.

Director since 1993; member of the Compensation and Nominating Committees.

  Retired in 1991 as President and Chief Operating Officer of Fluor Daniel International, Ltd.; formerly held various management positions with Fluor Daniel International, Ltd. since 1988 and with Daniel Construction Company since 1967.

W. R. JACKSON, AGE 88.

Director since 1940; Chairman of the Executive, Audit and Employee Benefits Committees; member of the Compensation Committee.

  Chairman Emeritus of the Company since 1988; and formerly Chairman of the Board since 1971. Mr. Jackson has been with the Company since 1936 and is the father of Mr. Jackson, Jr. and Mrs. Townsend.

W. E. LEWELLEN, AGE 71.

Director since 1989; member of the Compensation and Audit Committees.

  Retired in 1990 as Senior Vice President, Finance and Treasurer of USX Corporation; and formerly held various management positions with USX Corporation for 42 years.

DIRECTORS WHOSE TERMS EXPIRE IN 1998:

W. R. JACKSON, JR., AGE 64.

Director since 1982; member of the Nominating Committee.

  Consultant and private investor; and formerly President and Treasurer of the Company from 1983 to 1987.

A. J. PADDOCK, AGE 88.

Director since 1971; Chairman of the Nominating Committee; member of the Executive and Audit Committees.

  Consultant and private investor; formerly Deputy Vice Chairman of the Board and Executive Vice President and Chief Operating Officer of Pennsylvania Engineering Corporation and Birdsboro Corporation from 1978 to 1988; formerly Chairman of the Board, President and Chief Executive Officer of Blount, Inc. since 1969; and formerly Administrative Vice President of U.S. Steel Corporation since 1960.

P. J. TOWNSEND, AGE 61.

Director since 1983; member of the Audit Committee.

  Private investor and active in civil and community affairs; and formerly Assistant Secretary of the Company from 1987 to 1988.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board met four times during 1996. The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Employee Benefits Committee and the Nominating Committee.

  The Executive Committee generally supervises the management of the affairs of the Company when the Board is not in session; it met five times during 1996. The Executive Committee consists of W. R. Jackson (Chairman), P. O. Elbert, Wm. W. McKee and A. J. Paddock.

  The Audit Committee is responsible for recommending the independent auditors, determining the scope of services provided by the independent auditors, receiving and reviewing the independent auditors' report, supervising the implementation of the Company's Statement of Business Conduct and Ethical Standards and making appropriate recommendations to the Board of Directors; it met three times in 1996. The Audit Committee consists of W. R. Jackson (Chairman), A. J. Paddock, P. J. Townsend and W. E. Lewellen.

  The Compensation Committee is responsible for establishing key employee salaries, bonuses and other compensation plans; it met four times in 1996. The Compensation Committee consists of J. C. Bates (Chairman), W. R. Jackson, W.
E. Lewellen and R. W. Dean.

  The Employee Benefits Committee is responsible for the administration of employee welfare and benefits programs; it met two times in 1996. The Employee Benefits Committee consists of W. R. Jackson (Chairman), P. O. Elbert and J.
W. Robinson.

  The Nominating Committee considers and recommends prospective nominees for election to the Board of Directors; it did not meet in 1996. The Nominating Committee consists of A. J. Paddock (Chairman), W. R. Jackson, Jr., and R. W. Dean.

  Each Director attended at least 75 percent of the total number of meetings of the Board and Committees of the Board on which such Director served.

  Seven of the ten present Directors are not salaried employees of the Company. These Directors are entitled to the following payments: Board member annual retainer, $21,000 paid in quarterly installments; attendance fee per regular Board member meeting, $1,000; Executive Committee member annual retainer, $3,000 paid in quarterly installments of $750; attendance fee per meeting for Executive Committee, $800; fees for Chairmen of Compensation and Nominating Committees, $1,000 paid in quarterly installments of $250; attendance fee per meeting for Audit, Compensation, Employee Benefits and Nominating Committees, $800; and reimbursement for travel and other related expenses to attend Board and Committee meetings.

  Stockholders may recommend nominees to the Board of Directors. Procedures governing the nomination of directors are set forth in the Company's Bylaws. In general, the Bylaws provide that such nominations must be made in writing and must be received by the Chairman of the Board of the Company not later than (i) with respect to an election of directors to be held at an annual meeting, sixty days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made. Such notification must contain certain information as provided in the Bylaws to the extent known to the notifying stockholder including information regarding the proposed nominee and the notifying stockholder, a description of all arrangements or understandings between the notifying stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the notifying stockholder and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission. Nominations not made in accordance with the Bylaws may, in the discretion of the chairman of the meeting, be disregarded by him, and upon his instructions the judges of election must disregard all votes cast for each such nominee.

  In accordance with the Bylaws, stockholder nominations for directors to be elected at this Annual Meeting were to have been received by the Company by March 3, 1997. As of such date, the Company received no such stockholder nominations.

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

  Directors who have completed five years of service as a non-employee director, and who do not have a vested right to benefit under any pension plan of the Company or a subsidiary of the Company, are entitled to receive, upon the attainment of the age of 65 years, a percentage of the annual directorship retainer upon resignation or retirement from the Board. After five years of service, the entitlement is 50% and will increase 10% for each completed year of service up to, and including, 10 years of service, at which time the entitlement becomes a maximum of 100%. The retirement benefit will be paid for the life of the director. Upon the death of the director, payments will be paid to the surviving spouse at 50% of the entitlement, for the remaining life of the surviving spouse.

DIRECTORS STOCK PLAN

  Under this plan, "Participants" (non-employee directors) are required to receive shares of the Company's common stock, in lieu of cash, for a portion of the annual retainer fee unless the Participant is eligible and elects to receive cash compensation. To be eligible to receive cash compensation, the fair market value of the Participant's holdings of the Company's common stock must exceed three times the director's annual retainer fee. Also under this plan, Participants may elect to receive additional stock in lieu of any portion of the annual retainer fee. Since inception of this plan, four of the seven Participants have received stock, as required, in lieu of cash. No Participants have elected to receive additional stock in lieu of any portion of the annual retainer fee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation plans and programs are administered by the Compensation Committee ("Committee") of the Board of Directors. These plans and programs are designed to attract, motivate and retain personnel with a combination of salary and incentives linked to individual performance, the Company's financial performance and enhanced stockholder value. The Company's executive compensation program has three components: 1) base salary; 2) potential for an annual bonus under the Company's Management Incentive Plan ("MIP"); and 3) stock-based incentives pursuant to the Company's Stock Option Plan of 1990 ("SOP"). The MIP and SOP attempt to align executive officer and stockholder interests.

  Under the terms of the MIP, a minimum rate of return (threshold) on stockholders' equity must be achieved before bonuses can be awarded. Once this criteria is met, the total amount of bonus available for distribution to eligible executive officers, including the Company's Chief Executive Officer ("CEO"), under the MIP is based on a percentage in excess of the minimum return on stockholders equity. Bonus awards are limited to a maximum percentage of an individual's base salary. The actual amount paid under the MIP to each eligible executive officer is determined by the Committee after consideration of the recommendations of the CEO and is based on a combination of Company performance and individual performance.

  Under the terms of the MIP, the Company's eligible executive officers were entitled to receive and were awarded bonuses under the MIP for the years ended December 31, 1994, 1995 and 1996, as shown in the Summary Compensation Table.

  All of the "Named Executive Officers" participate in the SOP. Under the SOP, the Committee may make grants of stock options which usually vest over a four year period. These options generally expire within ten years after the date of grant. During 1996, Wm. W. McKee received an option for 15,000 shares at an exercise price of $41.00, and P. O. Elbert received an option, exercisable only in the event that the Company is sold under certain conditions, to purchase 25,000 shares at the price of $42.75 per share as indicated in the Summary Compensation Table.

  During the course of each year, the Committee meets with the CEO to review his recommendations on the changes, if any, in the base salary of each executive officer other than the CEO. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves the CEO's recommendations. In addition the Chairman and the CEO each establish performance goals concerning ethics, strategic planning, management succession, product development, cost containment, Company profitability and overall leadership. At least annually the Committee meets individually with the Chairman and the CEO in order to evaluate their base salary and performance in light of the above-described factors and goals. The Committee meets at least annually, without the CEO, to evaluate his performance, using the same criteria to consider any changes in the CEO's base salary. In 1996, it was determined by the Committee to increase the CEO's base salary by $20,000.

  All amounts paid or accrued during 1996 under the above described plans and programs are included in the tables which follow.

COMPENSATION COMMITTEE

J. C. Bates          W. R. Jackson
R. W. Dean           W. E. Lewellen

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholders return on the Company's Common Stock from January 1, 1992 through December 31, 1996 with that of the American Stock Exchange Market Value Index and the Dow Jones Industrial Diversified Industry Group Index (a published industry index which includes the Company).

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG PITT-DES MOINES, INC.,
  AMEX MARKET VALUE INDEX AND DJ INDUSTRY GROUP-INDUSTRIAL, DIVERSIFIED INDEX




                             [GRAPH APPEARS HERE]


                                                                     AMERICAN
Measurement period           PITT-DES                                 STOCK
(Fiscal year Covered)         MOINES             DOW JONES           EXCHANGE
---------------------        --------            ---------           --------
Measurement PT -

FYE   1991                   $100.00             $100.00             $100.00
FYE   1992                   $ 89.45             $115.54             $101.37
FYE   1993                   $ 67.96             $142.82             $120.44
FYE   1994                   $ 81.82             $134.57             $106.39
FYE   1995                   $105.11             $170.71             $137.13
FYE   1996                   $116.04             $220.70             $144.70


--------
The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1992 in each of Pitt-Des Moines, Inc., the American Stock Exchange Market Value Index and the Dow Jones Industry Group-- Industrial, Diversified Index.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows, for the years ended December 31, 1994, 1995 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the CEO and to each of the executive officers of the Company whose annual compensation exceeds $100,000 ("Named Executive Officers") in all capacities in which they serve:

                          SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION    ALL OTHER
                                    ANNUAL COMPENSATION (1)    AWARDS    COMPENSATION (4)
                                    ----------------------- ------------ ----------------
                                       SALARY       BONUS
NAME AND PRINCIPAL POSITION   YEAR      ($)         ($)     OPTIONS (#)        ($)
----------------------------  ----- ----------- ----------- ------------ ----------------
Wm. W. McKee                  1996      350,000     209,550    15,000(2)      3,750
President & Chief             1995      330,000     330,000    11,000         3,000
 Executive Officer            1994      330,000     326,000        --         4,720


P. O. Elbert                  1996      255,000     122,150    25,000(3)      7,322
Chairman of the Board         1995      240,000     192,000     7,500         6,600
                              1994      240,000     189,700        --         8,204

R. A. Byers                   1996      222,000      79,750        --         8,190
Vice President Finance        1995      210,000     126,000     7,000         7,462
and Treasurer                 1994      206,668     124,500        --         8,432

T. R. Lloyd                   1996      163,000      58,550        --         7,096
General Counsel and           1995      153,000      91,800     6,000         5,643
 Secretary                    1994      149,668      90,700        --         5,495

--------
(1) Amounts shown include cash compensation earned and accrued in the year indicated.

(2) Option granted under the Company's Stock Option Plan of 1990 at an exercise price of $41.00 per share.

(3) Option granted under the Company's Stock Option Plan of 1990 to purchase shares of the Company's common stock at the price of $42.75 per share. This option may only be exercised in the event the Company is sold under certain conditions.

(4) Amounts shown in this column for the year ended December 31, 1996 include Company contributions under the Savings and Investment Plan as follows: P.
    O. Elbert--$3,572; R. A. Byers--$4,440; and T. R. Lloyd--$3,346. Also
    shown in this column are Company contributions under the Employee Stock Ownership Plan as follows: Wm. W. McKee - $3,750; P. O. Elbert--$3,750; R.
    A. Byers--$3,750; and T. R. Lloyd--$3,750.

EXECUTIVE AGREEMENTS

  The Company has an agreement with Mr. McKee which provides for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share (based upon 2,447,578 outstanding shares) and $30.00 per share, multiplied by 50,000 and 2) in the event of a change in control of the Company, a one-year employment agreement. If Mr. McKee's employment is terminated by the Company without "cause" or by him for "good reason" during this one-year period or if, at the end of the one-year period, employment would not continue for any reason, Mr. McKee also would be entitled to receive an amount equal to three times the total base salary and bonus paid to him for the last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

  The Company has separate agreements with Messrs. Byers and Lloyd which provide for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share (based upon 2,447,578 outstanding shares) and $30.00 per share, multiplied by 15,000 and 7,500, respectively; and 2) in the event of a change in control of the Company, a three-year employment agreement. If employment is terminated by the Company without "cause" or by such employee for "good reason" during this three-year period, Messrs. Byers and Lloyd also would be entitled to receive an amount equal to three times the total base salary and bonus paid to them for their last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

  With respect to Mr. Elbert, please see the Summary Compensation Table.

OPTION GRANTS TABLE AND OPTION EXERCISES AND YEAR-END VALUES TABLE

  The following table sets forth information with respect to the Named Executive Officers, concerning the grants and exercises of options during the year ended December 31, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE
                                                                              VALUE
                                                                        AT ASSUMED ANNUAL
               NUMBER OF    % OF TOTAL                                      RATES OF
              SECURITIES      OPTIONS                               STOCK PRICE APPRECIATION
              UNDERLYING      GRANTED                                  FOR OPTION TERM (1)
                OPTIONS    TO EMPLOYEES   EXERCISE PRICE EXPIRATION --------------------------
NAME          GRANTED (#) IN FISCAL YEAR    ($/SHARE)       DATE     5%($)(2)     10%($)(3)
----          ----------- --------------- -------------- ---------- ------------ -------------
Wm. W. McKee    15,000         37.5           41.00       11/06/06       386,700       980,100
P. O. Elbert    25,000         62.5           42.75        5/01/06       672,250     1,703,250

--------
(1) Assumes, from the date of grant of the option through its expiration date, a hypothetical 5% and 10% per year appreciation (compounded annually) in the fair market value of the Common Stock. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock. If the Common Stock does not increase in value, the options shown will be valueless.

(2) Assumes a fair market value of the Common Stock of $66.78 and $69.64 per share for Wm. W. McKee and P. O. Elbert, respectively.

(3) Assumes a fair market value of the Common Stock of $106.34 and $110.88 per share for Wm. W. McKee and P. O. Elbert, respectively.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
               OPTIONS AT FISCAL YEAR-       AT FISCAL YEAR-
                      END (#)                  END ($)(1)
              ------------------------- -------------------------
NAME          EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----          ----------- ------------- ----------- -------------
Wm. W. McKee    16,500       20,500       155,375      44,625
P. O. Elbert    11,250       28,750       105,938      25,313
R. A. Byers     10,500        3,500        98,875      23,625
T. R. Lloyd      7,000        3,000        63,250      20,250

--------
(1) Market value of underlying securities at year-end, minus the exercise or base price.

PENSION PLANS

  The range of estimated annual retirement benefits payable to participants in the Company pension plan for salaried employees who retire at their normal retirement dates (the later of age 65 or the fifth anniversary of employment), based upon the amounts of remuneration and the years of credited service, is indicated in the table below. The estimated benefits are calculated on a straight-line basis but the actual pension benefits would be less if the employee elects payment in the form of a 50% joint and survivor annuity.

  This plan covers all salaried employees of the Company. Employees are eligible for plan participation following the completion of one year of service and attaining age 21. Participants are fully vested after completing five years of service. The maximum years of credited service under this plan is 45 years.

                              PENSION PLAN TABLE

                     ESTIMATED ANNUAL PENSION BENEFITS
REMUNERATION(1)      AFTER YEARS OF CREDITED SERVICE(2)
----------------  ---------------------------------------
                    15      20      25      30      35
                    --      --      --      --      --
$125,000          $19,922 $26,563 $33,204 $39,845 $46,485
 150,000           24,048  32,064  40,080  48,096  56,112
 175,000           24,048  32,064  40,080  48,096  56,112
 200,000           24,048  32,064  40,080  48,096  56,112
 225,000           24,048  32,064  40,080  48,096  56,112
 250,000           24,048  32,064  40,080  48,096  56,112
 300,000           24,048  32,064  40,080  48,096  56,112
 400,000           24,048  32,064  40,080  48,096  56,112

--------
(1) The remuneration upon which pension benefits are based is the average annual base salary (excluding bonuses and other forms of additional compensation) paid during the five calendar years preceding retirement. In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended, supplemental benefits will be paid directly by the Company, when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.

(2) The benefits are not subject to any deduction for Social Security benefits.

  For the Named Executive Officers, the current remuneration covered by the plan and the projected years of service if they continue in the employ of the Company to their normal retirement date is as follows: Wm. W. McKee--$350,000, 16 years; P. O. Elbert--$255,000, 8 years; R. A. Byers--$222,000, 33 years;
and T. R. Lloyd--$163,000, 23 years.

                          STOCKHOLDINGS OF MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company by each director, nominee for director, Named Executive Officer and all directors, nominees for director and executive officers as a group, according to information available to the Company as of February 7, 1997 unless otherwise noted.

                                                                    PERCENTAGE OF
                                       AMOUNT AND NATURE OF       OUTSTANDING SHARES
NAME                                   BENEFICIAL OWNERSHIP (1)   BENEFICIALLY OWNED
----                                   ------------------------   ------------------
J. C. Bates                              1,117 Sole                       *

R. A. Byers                             10,500 Sole (2)
                                           643 Shared (3)
                                       -------
                                        11,143 Total                      *

R. W. Dean                               1,117 Sole                       *

P. O. Elbert                            14,805 Sole (2)
                                           909 Shared (3, 4)
                                       -------
                                        15,714 Total                      *

W. R. Jackson                          136,808 Sole
                                        94,709 Shared (3, 5-7)
                                       -------
                                       231,517 Tota1                     9.97

W. R. Jackson, Jr.                      88,115 Sole (8)
                                       200,262 Shared (6, 9, 10)
                                       -------
                                       288,377 Total                    12.42

W. E. Lewellen                             117 Sole
                                           400 Shared (11)
                                       -------
                                           517 Total                      *

T. R. Lloyd                              7,000 Sole (2)
                                           457 Shared (3)
                                       -------
                                         7,457 Total                      *

Wm. W. McKee                            16,500 Sole (2)
                                           728 Shared (3)
                                       -------
                                        17,228 Total                      *

A. J. Paddock                            1,712 Sole
                                        77,340 Shared (6, 10, 12)
                                       -------
                                        79,052 Total                     3.40

J. W. Robinson                             367 Sole                       *

P. J. Townsend                          84,925 Sole
                                        62,504 Shared (7, 10, 13)
                                       -------
                                       147,429 Tota1                     6.35
Directors, Nominees and Executives
Officers as a Group (12 persons)       362,716 Sole (2 & 8)
                                       271,747 Shared (3-7, 9-13)
                                       -------
                                       634,463 Tota1                    27.32

--------
* Indicates beneficial ownership of less than one percent of the Company's Common Stock.

(1) Beneficial ownership is defined by the Securities and Exchange Commission to include the power (whether sole or shared, direct or indirect, through contract, arrangement, understanding or relationship) to vote, invest or dispose of, or to direct the voting, investment or disposition of shares of stock (including shares over which such person(s) has the right to acquire beneficial ownership within 60 days of February 7, 1997). Except as otherwise noted, the persons listed have both voting and investment power.

(2) Includes shares subject to vested options under the Company's Stock Option Plan of 1990 as follows: R. A. Byers, 10,500 shares; P. O. Elbert, 11,250 shares; T. R. Lloyd, 7,000 shares; Wm. W. McKee, 16,500 shares and current directors, nominees for director and executive officers as a group, 45,250 shares.

(3) Includes shares of Common Stock which may be deemed to be beneficially owned under the Company's Employee Stock Ownership Plan ("ESOP") held for the account of such person(s) as follows: R. A. Byers, 643 shares; P. O. Elbert, 709 shares; W. R. Jackson, 164 shares; T. R. Lloyd, 457 shares; Wm. W. McKee, 728 shares; and current directors, nominees for director and executive officers as a group, 2,701 shares. Each of the named individuals and each member of the group has shared voting power and no investment power with respect to the shares of Common Stock which are allocated under the ESOP. The ownership of each such individual and all current directors, nominees for director and executive officers as a group represents less than 1% of the outstanding shares of Common Stock.

(4) Includes 200 shares owned by the spouse of P. O. Elbert, as to which shares he disclaims beneficial ownership.

(5) Includes 18,976 shares held in four trusts in which W. R. Jackson is trustee, 8,776 shares as to which he disclaims beneficial ownership.

(6) Includes 63,636 shares held in two trusts in which W. R. Jackson, W. R. Jackson, Jr. and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(7) Includes 11,933 shares held in a trust in which W. R. Jackson and P. J. Townsend are co-trustees, as to which shares they disclaim beneficial ownership.

(8) Includes 16,464 shares held in a custodial account for which W. R. Jackson, Jr. is custodian for benefit of his child and 55,651 shares held in two trusts in which W. R. Jackson, Jr. is trustee. Of these 55,651 shares, W. R. Jackson, Jr. disclaims beneficial ownership of 45,312 shares.

(9) Includes 12,230 shares owned by the spouse of W. R. Jackson, Jr., 89,814 shares held in six trusts in which W. R. Jackson, Jr. and a bank are co-trustees and 21,082 shares held in a trust in which W. R. Jackson, Jr. is trustee. Of these 123,126 shares, W. R. Jackson, Jr. disclaims beneficial ownership of 102,044 shares.

(10) Includes 13,500 shares held in a trust in which W. R. Jackson, Jr., P. J. Townsend and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(11) All such shares are jointly owned with the spouse of W. E. Lewellen.

(12) Includes 204 shares owned by the spouse of A. J. Paddock, as to which shares he disclaims beneficial ownership.

(13) Includes 15,990 shares owned by the spouse of P. J. Townsend, as to which shares she disclaims beneficial ownership and 21,081 shares held in a trust in which P. J. Townsend is trustee.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  Under rules adopted by the Securities and Exchange Commission, the Company is required to report certain information about any director, officer, beneficial owner of more than ten percent of its Common Stock, or any other person subject to Section 16 of the Securities Exchange Act of 1934 that failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the last fiscal year. A Stock Option Agreement granted to
P. O. Elbert on May 2, 1996 to purchase 25,000 shares of the Company's Common Stock which may be exercised only in the event the Company is sold was reported on March 14, 1997, on the appropriate ownership report (Form 4). The due date for reporting was June 10, 1996.

                       PRINCIPAL HOLDERS OF COMMON STOCK

  The following table sets forth those persons who may be deemed to have beneficial ownership (as of February 7, 1997, unless noted otherwise) of more than 5% of the outstanding Common Stock of the Company according to information furnished by them to the Company.

NAME AND ADDRESS                     AMOUNT AND NATURE OF   PERCENTAGE OF
 OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP OUTSTANDING SHARES
--------------------                 -------------------- ------------------
W. R. Jackson, Jr. (1, 2)                88,115 Sole
3400 Grand Avenue                       200,262 Shared
                                     ----------
Pittsburgh, PA 15225                    288,377 Total           12.42

W. R. Jackson (1, 2)                    136,808 Sole
3400 Grand Avenue                        94,709 Shared
                                     ----------
Pittsburgh, PA 15225                    231,517 Total            9.97

National City Bank (3)                  171,562 Total            7.39
1900 East Ninth Street
Cleveland, OH 44114

Franklin Resources, Inc. (4)            155,000 Total            6.68
777 Mariners Island Boulevard
San Mateo, CA 94404

P. J. Townsend (1, 2)                    84,925 Sole
3400 Grand Avenue                        62,504 Shared
                                     ----------
Pittsburgh, PA 15225                    147,429 Total            6.35

Dimensional Fund Advisors, Inc. (5)     145,600 Total            6.27
1299 Ocean Avenue
Santa Monica, CA 90401

--------
(1) With respect to these shares, see information for such person in the table and footnotes under "Stockholdings of Management."

(2) The aggregate number of shares of Company Common Stock held by members of the Jackson family (including three individuals named above and others) and the charitable and private trusts of which family members are trustees sharing voting and/or investment power is 919,071 shares and constitutes 39.6% of the Company's outstanding Common Stock as of February 7, 1997. Such family members disclaim the existence of any agreement or understanding to act as a group with respect to such shares.

(3) National City Bank holds all of the securities reported herein as a fiduciary and as such does not have the right to receive for its own account or the power to direct the receipt for its own account of dividends, and proceeds are applied in accordance with the various instruments under which the reporting person holds such securities as a fiduciary. National City Bank disclaims beneficial ownership of all shares reported.

(4) The 155,000 shares (the "Shares") of Pitt-Des Moines, Inc.'s common stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"), a diversified financial services organization. Investment advisory agreements between the Adviser Subsidiaries and their respective advisory clients grant to the Adviser Subsidiaries all voting and investment power over the Shares. Neither FRI nor the Adviser Subsidiaries have any interest in dividends or proceeds from the sale of the Shares and they disclaim beneficial ownership of all the Shares.

(5) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 145,600 shares of Pitt-Des Moines, Inc. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board consists of J. C. Bates (Chairman),
W. R. Jackson, W. E. Lewellen and R. W. Dean.

  Mr. Jackson is a principal holder of the Company's Common Stock and, as Chairman Emeritus of the Company, he is also an Executive Officer. In addition, Mr. Jackson is a member of the Compensation Committee and, as such, he participates in compensation decisions affecting Executive Officers (except and to the extent of compensation decisions affecting himself).

  On February 14, 1997, the ESOP closed on the purchase of a total of 14,572 shares of the Company's Common Stock from the John E. and Sue M. Jackson Charitable Trust. The amount paid ($602,988) to the Jackson family trust was based upon the closing sale price of $40.875 per share reported by the American Stock Exchange for February 13, 1997, the date the purchase agreement was entered.

  On September 21, 1993, the Company entered into an Investment Letter and Registration Rights Agreement (the "Agreement") with Mr. P. O. Elbert (the "Stockholder"). The Agreement involves 10,000 shares which the Company agrees to purchase and the Stockholder agrees to sell, any or all such shares, upon written notice from the Stockholder. The price per share to be paid by the Company for such shares shall be the closing price per share of the Company's Common Stock as quoted on the American Stock Exchange Composite Index on the date the written notice is received from the Stockholder. Under this Agreement, Mr. P. O. Elbert sold to the Company, and the Company purchased; 2,100 shares at $40.25 per share, 2,270 shares at $36.75 per share, and 2,075 shares at $33.75 per share on November 11, 1996, November 8, 1995 and November 10, 1994, respectively.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                  PROPOSAL 2

  The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young LLP as auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1997. This firm has served as auditors of the Company since 1956. A representative of Ernst & Young LLP will not be present at the Annual Meeting. The Company's consolidated financial statements for the year ended December 31, 1996 were examined by Ernst & Young LLP. In connection therewith, Ernst & Young LLP performed other audit-related functions, including review of the Annual Report of the Company and the financial statements filed with the Securities and Exchange Commission. The appointment of Ernst & Young LLP as auditors will be approved upon the affirmative vote of a majority of the votes cast at the Annual Meeting.

  PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

  The Directors of the Company are not aware that any other matters are to be presented for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto and in accordance with the best judgment of the persons acting as proxies.

                            ADDITIONAL INFORMATION

SOLICITATION COSTS

  Costs of this solicitation of proxies will be paid by the Company. The directors, officers and other employees or agents of the Company may solicit proxies by mail, telephone, telegraph and personal interview and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held by such persons or entities.

REVOCATION OF PROXY

  Any stockholder who executes and returns the proxy may revoke the same at will at any time prior to the voting of the proxy, but revocation of the proxy will not be effective until written notice thereof has been given to the Secretary of the Company. The shares represented by all properly executed proxies received by the Secretary in the accompanying form prior to the Annual Meeting and not so revoked will be voted.

ABSTENTIONS

  Under the Company's Articles of Incorporation and Bylaws, and applicable state law, abstentions and broker non-votes have no effect on the approval of or election on any matter submitted to a vote of the Company's stockholders, although shares with respect to abstentions and broker non-votes are counted for purposes of establishing a quorum for a meeting of stockholders.

ANNUAL REPORT

  The Annual Report to Stockholders covering the Company's year ended December 31, 1996 is being mailed with this proxy statement. The Annual Report is not a part of the proxy solicitation material.

STOCKHOLDER PROPOSALS

  Any proposal submitted by a stockholder for action at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before December 1, 1997, in the form required by and subject to the other requirements of the Company's Bylaws and the applicable rules of the Securities and Exchange Commission.

                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             PITT-DES MOINES, INC.
                FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 1997

  The undersigned appoints W. R. Jackson, P.O. Elbert and Wm. W. McKee, and each of them, Proxies of the undersigned to vote all shares of Common Stock of Pitt-Des Moines, Inc. which the signee would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company's Cafeteria Building, 3400 Grand Avenue, Pittsburgh, Pennsylvania on May 1, 1997, and at all adjournments thereof, as fully as the signee could if personally present.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1 OR 2 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.
                     PLEASE SIGN AND DATE ON REVERSE SIDE.

    Pitt-Des Moines, Inc., 3400 Grand Avenue, Pittsburgh, Pennsylvania 15225

            (Continued and to be dated and signed on reverse side)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                              PLEASE MARK
                                                               YOUR VOTES
                                                                 AS THIS  [X]


                                                            AUTHORITY
                                                  FOR        WITHHELD
                                                  all      (to vote all
                                                nominees     nominees)
1. Election of Directors for a three-year term    [_]          [_]
   expiring in 2000.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.

 Nominees:  J. C. Bates     P. O. Elbert
            Wm. W. McKee    J. W. Robinson


2. Proposal to ratify the appointment of          FOR   AGAINST  ABSTAIN
   Ernst & Young LLP as auditors for the          [_]     [_]     [_]
   Company for the year ending December 31, 1997.

3. Upon such other matters as may
   properly come before the meeting or any
   adjournment.




Signature(s) ________________________________________ Dated _____________, 1997
Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                                    IMPORTANT
          Shares indicated above represent shares held as of March 10, 1997 and are entitled to vote at the May 1, 1997 meeting. Shares received as a result of the stock split and dated March 28, 1997 are not included in the above shares and therefore are not entitled to vote at the May 1, 1997 meeting.

                             PITT-DES MOINES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 1997

                         EMPLOYEE STOCK OWNERSHIP PLAN

To: National City Bank of Pennsylvania, Trustee* of the Plan:

Receipt of proxy solicitation material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on March 10, 1997, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Pitt-Des Moines, Inc., as indicated on the reverse side.

            THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE
                        PLEASE SIGN AND RETURN PROMPTLY

 THE TRUSTEE OF THE PLAN WILL, AT ITS SOLE DISCRETION, VOTE SHARES FOR WHICH AN
  EXECUTED INSTRUCTION CARD IS NOT RECEIVED BY APRIL 24, 1997. CONSEQUENTLY, A
    FAILURE TO RETURN AN INSTRUCTION CARD IS NOT EQUIVALENT TO VOTING FOR OR AGAINST ANY ITEM NOR IS IT EQUIVALENT TO ABSTAINING FROM VOTING ON ANY ITEM.

*National City Bank of Pennsylvania, Trustee, has appointed ChaseMellon Shareholder Services as Agent to tally the votes.

            (Continued and to be dated and signed on reverse side)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                              PLEASE MARK
                                                               YOUR VOTES
                                                                 AS THIS  [X]


                                                            AUTHORITY
                                                  FOR        WITHHELD
                                                  all      (to vote all
                                                nominees     nominees)
1. Election of Directors for a three-year term    [_]          [_]
   expiring in 2000.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.

 Nominees:  J. C. Bates     P. O. Elbert
            Wm. W. McKee    J. W. Robinson


2. Proposal to ratify the appointment of          FOR   AGAINST  ABSTAIN
   Ernst & Young LLP as auditors for the          [_]     [_]     [_]
   Company for the year ending December 31, 1997.

3. Upon such other matters as may
   properly come before the meeting or any
   adjournment.





Signature(s) ________________________________________ Dated _____________, 1997
TRUSTEE AUTHORIZATION: I hereby authorize National City Bank of Pennsylvania as Trustee* under the Pitt-Des Moines, Inc. Employee Stock Ownership Plan, to vote the shares of Pitt-Des Moines, Inc. Common Stock held for my account under said Plan at the Annual Meeting, and any adjournment thereof, in accordance with the instructions given above.
*National City Bank of Pennsylvania has appointed ChaseMellon Shareholder Services as Agent to tally the votes.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                                   IMPORTANT
          Shares indicated above represent shares held as of March 10, 1997 and are entitled to vote at the May 1, 1997 meeting. Shares received as a result of the stock split and dated March 28, 1997 are not included in the above shares and therefore are not entitled to vote at the May 1, 1997 meeting.